Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59685) pertaining to the Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc. of our report dated October 24, 1997, with respect to the financial statements and supplemental schedules of the Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc. included in this Annual Report (Form 11-K) for the year ended June 30, 1997.


                                     ERNST & YOUNG LLP

Chicago, Illinois
December 18, 1997

Docket No. 90716